UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 23, 2008

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

             On December 23, 2008, Interleukin Genetics, Inc. (the “Company”) received notice from the staff of NYSE Alternext US LLC (the “Exchange”) that, based on the Exchange’s review of publicly available information, the Company does not meet certain of the Exchange’s continued listing standards as set forth in Part 10 of the Exchange’s Company Guide.

Specifically, the Exchange noted that the Company is not in compliance with Section 1003(a)(iii) of the Company Guide, because its stockholders’ equity is less than $6,000,000 and it has had losses from continuing operations and net losses in its five most recent fiscal years.  The Company’s stockholders’ equity was approximately $5.9 million, as of September 30, 2008.

In order to maintain listing of the Company’s common stock on the Exchange, the Company is entitled to submit a plan by January 23, 2009, advising the Exchange of the actions the Company has taken, or will take, that would bring it into compliance with the continued listing standard identified above by June 23, 2010. If the Exchange accepts the plan, then the Company may be able to continue its listing during the plan period up to June 23, 2010, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the plan. If the Exchange does not accept the Company’s plan, or even if accepted, if the Company is not in compliance with the continued listing standards at the end of the plan period or the Company does not make progress consistent with the plan during such period, then the Exchange may initiate delisting proceedings.

The Company has begun developing its plan for regaining compliance and has already informed the Exchange staff that it intends to make a timely submission to the Exchange in which it will outline the actions and timeframe by which the Company intends to cure the listing deficiency and to regain its compliance with the Exchange’s continued listing requirements.

The Company’s common stock continues to trade on the Exchange. The Exchange has advised the Company that, the Exchange is utilizing the financial status indicator fields in the Consolidated Tape Association’s Consolidated Tape System and Consolidated Quote Systems Low Speed and High Speed Tapes to identify companies that are in noncompliance with the Exchange’s continued listing standards. Accordingly, the Company will become subject to the trading symbol extension “.BC” to denote such noncompliance.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

                (d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release dated December 26, 2008.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: December 26, 2008	/s/ ELIOT M. LURIER
Eliot M. Lurier
Chief Financial Officer
(Signature)